Cooperation Agreement



                                 by and between


   AAE Holdings PLC, Unit 11 Bridge Road, Haywards Heath, West Sussex RH17 5AG,
                                 United Kingdom


                       - hereinafter referred to as AAE" -


                                       and


               Cognis Deutschland GmbH, 40551 Dusseldorf, Germany


                     - hereinafter referred to as "Cognis" -



WHEREAS, AAE is developing co-solvency additives for the global fuels market. The advantages of the additives are to improve the behaviour, including exhaust emissions, engine performance, vapour pressure and fuel consumption of transportation fuel-ethanol mixtures; and

WHEREAS, AAE is seeking a competent industrial partner with know-how and analytical capabilities in order to optimize together with this partner the additives; and

WHEREAS, AAE desires to retain the services of a partner for the development, manufacturing, logistics and marketing of the products on a worldwide basis; and

WHEREAS, Cognis is willing to provide the services that AAE is seeking from an industrial partner; and

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION. OMITTED TEXT IS INDICATED BY A "*".


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WHEREAS,  in  view  of  this,  the  parties  have already entered into a Secrecy
Agreement dated June 11, 1999, to be in a position to evaluate the possibilities of a cooperation;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the benefits to be granted by the performance hereof, the parties hereto agree as follows:


                                    ARTICLE 1
                            SCOPE OF THE COOPERATION

The subject of this Agreement is the joint development of co-solvency additives for the fuels market with a performance features described in ANNEX A and furthermore the production and marketing of certain co-solvency additives as described in ANNEX B.


                                    ARTICLE 2
                              EXCHANGE OF KNOW-HOW

2.1 The parties shall disclose and deliver to each other certain data, information and/or documents and materials related to the scope of the cooperation, in particular related to their respective products, technologies, know-how, trade secrets, marketing activities, business and product development and the like. Such information and materials and all other information and materials related to the joint cooperation shall hereinafter collectively be referred to as the "Confidential Information". The term "Disclosing Party" shall mean the party hereto disclosing Confidential Information. The term "Receiving Party" shall mean the party hereto receiving Confidential Information.

2.2 Each party shall disclose such of its Confidential Information to the other party, as each party, in its discretion, believes would be useful to the other party in furtherance of the purpose of this agreement.

2.3 The parties hereto represent and warrant to each other that they have the right to disclose the Confidential Information to the other party.

2.4 The parties acknowledge that the right, title and interest in the Confidential Information shall be and remain the exclusive property of the Disclosing Party of such Confidential Information.

2.5 Unless otherwise agreed upon in writing, nothing herein contained shall be construed as granting to the Receiving Party of Confidential Information any license or rights in respect thereof.

2.6 Each party will return to the other party material in its possession or control that bears, embodies or refers to Confidential Information of the other party promptly when requested to do so by the other party.

2.7 It is expressly understood that the Secrecy Agreement dated June 11, 1999 shall remain in full force.


                                    ARTICLE 3
                        RESEARCH GROUPS AND PROJECT TEAM


3.1 Each party shall establish research groups. The role and responsibility of COGNIS' research group is:
     - to develop and optimize in close cooperation with the AAE research group e.g. co-solvency additives for transportation fuel-ethanol-mixtures,
     -    select  and  check  availability  of  raw  materials,
     - develop manufacturing procedures and select manufacturing sites incl. possible toll manufacturers.

3.2  The  role  and  responsibility  of  AAE's  research  group  is:
     - to develop and optimize in close cooperation with the COGNIS research group e.g. co-solvency additives for transportation fuel-ethanol-mixtures,
     -    compatibility  testing  in  fuels/  with  hardware,
     -    application  testing  in  fuels,  engines,  refineries  etc.,
     - gain approvals from authorities and government bodies, OEM's, refineries, end users etc.

3.3 The tasks and responsibility of COGNIS' and AAE's respective research group may be specified by the party from time to time.

3.4 The parties agree to form a project steering committee to review the programs of the project and to recommend any modifications and to consider all issues relating to the project. In addition to any other meetings the project steering committee may hold, this committee must meet at least once in each quarter to consider the report of the project managers and to discuss progress and review performance against project milestones and consider possible corrections to the cooperation project.

     The members of the project steering committee shall be Achim Pfeiffer and Peter LaChapelle of COGNIS and Alan Rae of AAE, plus one other nominated from AAE.

     The project must be managed on behalf of AAE and COGNIS by an AAE project manager and by a COGNIS project manager ( = C.P.Herold )


                                    ARTICLE 4
                                   INVENTIONS

4.1 Any and all discoveries and/or inventions relating to the subject of this Cooperation Agreement and made solely by AAE's research group during the term of this Agreement shall be and remain the sole and exclusive property of AAE.

4.2 Any and all discoveries and/or inventions relating to the subject of this Cooperation Agreement and made solely by COGNIS research group during the term of this Agreement shall be and remain the sole and exclusive property of COGNIS.

4.3 Any and all discoveries and/or inventions, whether patentable or not, relating to the field of this Cooperation Agreement and resulting from a joint development between the parties hereto during the term of this Agreement (hereinafter "Joint Inventions") shall be considered to be jointly made and, therefore, shall be the common property of the parties hereto. Each party shall forthwith notify the other party of any and all Joint Inventions.

                                    ARTICLE 5
                                  JOINT PATENTS

5.1 Unless otherwise agreed upon, the parties shall apply for a joint patent for Joint Inventions (hereinafter referred to as "Joint Patents") in Germany and United Kingdom. The patent application shall be filed by COGNIS in its own name and in the name of AAE. AAE shall give to COGNIS all necessary assistance for filing the patent applications.

5.2 Unless otherwise agreed upon, all costs relating to the application, maintenance and/or defence of a Joint Patent shall be equally borne by COGNIS and AAE, provided, however, that all internal costs shall be borne by the respective parties. To the extent COGNIS or AAE has expenses (exception made for internal costs) relating to the application, maintenance and/or defence (including litigation) of a Joint Patent pertaining to a Joint Invention, the respective other party shall reimburse COGNIS or, as the case may be, AAE on a 50/50 basis.

5.3 The parties shall agree on the application for patents in third countries (i. e., countries other than Germany and United Kingdom) at the latest four
     (4) months prior to the expiry of the priority year. In the event that one party does not wish to apply for a patent concerning the Joint Invention in one or more third countries, the other party shall have the right to apply for a patent at its own cost. In such event, the applying party shall become the sole and exclusive owner of the respective patent and shall be entitled to exploit the respective patent without any restrictions by the other party.

5.4 In the event that one party does not wish to prosecute, maintain or defend any Joint Patent or application for a Joint Patent, or in the event that one party does not wish to continue to bear its share of the cost, such party shall offer to assign to the other party at a price of 1, its right in the Joint Patent.

5.5 Neither Party hereto shall without the prior written consent of the other party hereto sell, assign or otherwise transfer any right in the Joint
     Patent or Joint Invention to any third party, and any such transfer shall be null and void if made without the prior written consent of the other parties hereto. Notwithstanding the foregoing, each party hereto shall be entitled to transfer its rights in a Joint Patent or Joint Invention to any of its respective affiliates.

                                    ARTICLE 6
                        EXPLOITATION OF JOINT INVENTIONS


6.1 AAE shall be entitled to use and fully exploit any and all Joint Inventions, provided, however, that AAE shall be obliged to retain the
                  -------------------
     services of COGNIS for the manufacturing of the products based on Joint Inventions (hereinafter referred to as the "New Products"), further,
                                                                        --------
     provided that in case AAE and COGNIS are not able to agree in good faith on
     --------
     the prices and/or delivery terms for the New Products to be delivered by COGNIS, then AAE shall, at their discretion, either pay to COGNIS a running royalty fee of (* of the gross sales made on) of the New Products, or stop using the Joint Inventions and Joint Patents, further, provided that AAE
                                                      -----------------
     shall be entitled to exploit the Joint Inventions without any restrictions if and when COGNIS abandons to manufacture and sell the New Products. AAE shall inform COGNIS about the premises where the New Products are used and the extension of the usage. COGNIS shall have the right to enter and inspect any premises where AAE is using the New Products.

6.2 In any territory where AAE choose not to exploit any of the Joint Inventions, AAE shall grant the right of exploitation to Cognis save that if AAE subsequently wish to exploit the Joint Inventions in such a territory the exclusivity of exploitation shall return to AAE. The right of exploitation shall be by way of a licence or an assignment for a sum to be agreed.

6.3 The royalty fees payable pursuant to Article 6.1 shall be computed for each quarter year and paid within one (1) month after the end of the respective quarter year.


                                    ARTICLE 7
                                   DISCLAIMERS

Nothing contained herein shall be construed as a guarantee or warranty of any type on the part of either party with respect to any information, advise and/or samples given by one party to the other party under this Agreement. In no event shall a party be responsible for any loss or damage sustained by any party, including, but not limited to, any loss and/or damage by reason of the use of such information constituting an infringement of any right, including patent right, of a third party.

                                    ARTICLE 8
                               PREFERRED SUPPLIER


In view of the close and mutually fruitful cooperation between COGNIS and AAE, AAE hereby appoints COGNIS as the preferred supplier for its co-solvency additives business.


                                    ARTICLE 9
                              TERM AND TERMINATION

9.1 This Agreement is concluded for an initial period of four (4) years. Thereafter this Agreement shall prolong for periods of (12) months each, unless terminated in accordance with the provisions of this Agreement.

9.2 Each party hereto shall be entitled to terminate this Agreement with a period of notice of six (6) months to the end of the initial period or extension period.

9.3 Each party hereto shall be entitled to give notice to terminate the Agreement with immediate effect for compelling reasons, especially if
     - the other party does not meet its contractual obligations or, for whatever reason, is not able to meet them and also does not subsequently meet them within a period of sixty (60) days after a written request to do so by the entitled party;
     - settlement or bankruptcy proceedings or instigated with regard to the assets of the other party or such proceedings are rejected for lack of assets or the other party goes into voluntary liquidation.

9.4  Notices  of  termination  must  be  given  in  writing.

                                   ARTICLE 10
                             EFFECTS OF TERMINATION

10.1 All claims of either party against the other party which may have arisen prior to the termination or which are based on acts or events which have led to such termination of this Agreement shall survive the termination of this Agreement.

10.2 The rights and obligations of the parties hereto specified in Articles 4, 5 and 6 pertaining to Joint Inventions and Joint Patents shall survive with respect to Joint Inventions and Joint Patents developed during the term of this Agreement. However, AAE shall in this case not be obliged to purchase New Products from COGNIS, unless ordered prior to the termination.

10.3 All rights and obligations of the parties hereto pertaining to Confidential Information shall survive a termination of this Agreement.



                                   ARTICLE 11
                                  SEVERABILITY


Should any provision of this Agreement be or become invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the Agreement as such, unless the invalid or unenforceable provision is of vital importance for the continuation of this Agreement for either party. Invalid or unenforceable provisions shall be replaced by such legally valid and enforceable provisions which fairly correspond to the economic spirit of the invalid or unenforceable provisions.

                                   ARTICLE 12
                                   AMENDMENTS


This Agreement may not be changed or amended orally but only by a writing signed by all parties hereto. The writing must refer to this Agreement and must expressly state that it is an amendment hereof.



                                   ARTICLE 13
                                  ASSIGNABILITY


The rights and obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party, provided, however,
                                                              --------  -------
that either party hereto may assign this Agreement to any affiliate, subsidiary or parent or a successor through merger, sale or transfer of all or substantially all of the assets of COGNIS to which this Agreement relates.


                                   ARTICLE 14
                                ENTIRE AGREEMENT


This Agreement constitutes the entire Agreement and understanding between the parties hereto with respect to their cooperation as described in this Agreement. It shall supersede all prior Agreements and understandings between the parties hereto pertaining to the same subject.



                                   ARTICLE 15
                                  GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Federal Republic of Germany.

                                   ARTICLE 16
                                   ARBITRATION


Any disputes arising out of or in connection with this Agreement shall be settled amicably between the parties hereto. In case an amicable settlement cannot be reached, the dispute shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce by one arbitrater appointed in accordance with said rules. The place of arbitration shall be Geneva. The language of arbitration shall be English. The award shall be in writing, and shall specify the reasons for and the facts of which such decision was reached.



IN  WITNESS  WHEREOF,

the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the date written below:

Dusseldorf,   March 14, 2000                  West Sussex,  April 7, 2000
            --------------------                           --------------

Cognis  Deutschland  GmbH                     AAE Holdings PLC



Dr. Michael Schulenburg                       Alan Rae
--------------------------------              ----------------------------------
Dr. Michael Schulenburg                       Alan Rae


Pierre Louis Renaud
--------------------------------
Pierre Louis Renaud

                          ANNEX A - JOINT DEVELOPMENTS


1    AAE07  PRODUCT  ENHANCEMENT:

     To develop the existing product to improve its performance in *.

     To develop the existing product to improve its performance in *.

3    AAE00  PRODUCT  ENHANCEMENT:

     To develop the existing *. The product should be available to AAE at a target cost of * whilst meeting the performance criteria for Gasoline additives in the US market. Should it be possible to develop the product to reach an * at the same treatment rate it is anticipated that a target cost of * would be achieved.



IN  WITNESS  WHEREOF,

the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the date written below:

Dusseldorf,   March 14, 2000                  West  Sussex,  April 7, 2000
            --------------------                            --------------

Cognis Deutschland GmbH                       AAE Holdings PLC



Dr. Michael Schulenburg                       Alan Rae
--------------------------------              ----------------------------------
Dr. Michael Schulenburg                       Alan Rae


Pierre Louis Renaud
--------------------------------
Pierre Louis Renaud

                     ANNEX B - PRODUCT PERFORMANCE FEATURES


AAE(07)

*


AAE(00)

*

AAE(10)

*


IN  WITNESS  WHEREOF,

the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the date written below:

Dusseldorf,   March 14, 2000                  West Sussex,   April 7, 2000
            --------------------                            --------------

Cognis  Deutschland  GmbH                     AAE Holdings PLC



Dr. Michael Schulenburg                       Alan Rae
--------------------------------              ----------------------------------
Dr. Michael Schulenburg                       Alan Rae


Pierre Louis Renaud
--------------------------------
Pierre Louis Renaud